UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 18, 2010

SAIC, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-33072	20-3562868
(Commission File Number)	(I.R.S. Employer Identification No.)

1710 SAIC Drive, McLean, Virginia 22102

(Address of Principal Executive Offices) (Zip Code)

(703) 676-4300

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORM 8-K

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders of SAIC, Inc. was held on June 18, 2010. All of the directors nominated for election in SAIC’s 2010 Proxy Statement were elected. In addition, the stockholders ratified the appointment of Deloitte & Touche LLP as SAIC’s independent registered public accounting firm for the fiscal year ending January 31, 2011.

Set forth below are the final voting results for each of the proposals submitted to the stockholders:

(i)	Election of Directors

	Number of Votes
Director Nominee	For	Withhold Authority	Broker Non-Votes
France A. Córdova	228,199,075	22,038,813	44,480,314
Jere A. Drummond	240,353,582	9,884,306	44,480,314
Thomas F. Frist III	240,677,709	9,590,179	44,480,314
John J. Hamre	229,761,186	20,476,702	44,480,314
Walter P. Havenstein	240,796,882	9,441,006	44,480,314
Miriam E. John	239,621,769	10,616,119	44,480,314
Anita K. Jones	239,553,654	10,692,234	44,480,314
John P. Jumper	240,322,072	9,915,816	44,480,314
Harry M.J. Kraemer, Jr.	239,570,160	10,675,728	44,480,314
Edward J. Sanderson, Jr.	240,609,751	9,637,769	44,480,314
Louis A. Simpson	239,594,345	10,643,543	44,480,314
A. Thomas Young	237,605,956	12,631,932	44,480,314

(ii)	Ratification of the appointment of Deloitte & Touche LLP as SAIC’s independent registered public accounting firm for the fiscal year ending January 31, 2011

Number of Votes
For	Against	Abstain
287,876,990	4,497,241	2,343,969

Item 8.01	Other Events.

Effective as of June 18, 2010, the Board of Directors elected A. Thomas Young to serve as the Chair of the Board. Mr. Young, an independent director, had previously served as Lead Director and has been a director of the Company since 1995.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

(Registrant)		SAIC, INC.

Date:	June 23, 2010	By:	/S/ MARK W. SOPP
March W. Sopp
		Its:	Executive Vice President and Chief Financial Officer

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